SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018

No Borders, Inc.

 (Exact name of Company as specified in its charter)

Nevada	000-27323	88-0429812
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
18716 East Old Beau Trail Queen Creek, Arizona 85142
(Address of principal executive offices)
Phone: (760) 582-5115
(Company’s Telephone Number)
18301 Von Karman Ave, Suite 1000 Irvine, CA 92612 (949) 251-0250
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

No Borders, Inc.

Current Report

Form 8-K

Item 1.01 –  Entry into a Material Definitive Agreement

On March 9, 2018, No Borders, Inc., a Nevada Corporation (the “Company”) and MJ Holdings, Inc., a Florida corporation (the “Consultant”), entered into a Consulting Agreement (“Agreement”). Wherein, the Consultant agreed to provide consulting services for a period of six months in exchange for a total of $53,000(“Consulting Fee”). The  Consulting Fee is divided into a $35,000 promissory note that accrues interest at a rate of 8% per annum and is convertible into common stock at a 50% discount to the lowest closing price over the previous twenty trading days that is due at the execution of the Agreement (“Promissory Note’) and a $18,000 promissory note that is due at the end of the Agreement that will accrue 8% interest per annum and is convertible into common stock of the Company at a 45% discount based upon a twenty day review period.

The convertible debt issued to MJ Holdings, Inc., as described above and the underlying securities were offered by the Company to MJ Holdings, Inc., pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) of the Act.

The foregoing summary descriptions of the Consulting Agreement and the Promissory Note are not complete and are qualified in their entirety by reference, to the full text of the Consulting Agreement, a copy of which is included as Exhibit 10.01 to this Current Report, to the full text of the Promissory Note, a copy of which is included as Exhibit 10.02 to this Current Report.

Item 3.02 -  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.02 by this reference.

Item 5.01 –  Changes in Control of Registrant.

On March 6, 2018, Lannister Holdings, Inc., an Arizona Corporation, acquired control of Ten Million (10,000,000) shares of the Series A Preferred Stock of the Company, representing 100% of the Company’s total issued and outstanding Series A Preferred Stock, from MJ Holdings, Inc., a Florida Corporation, in exchange for $25,000, per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and between MJ Holdings, Inc., and Lannister Holdings, Inc.

There are no arrangements or understandings between MJ Holdings, Inc., and Lannister Holdings, Inc., and/or their respective associates with respect to the election of directors or other matters.

On March 8, 2018, Lannister Holdings, Inc., distributed the shares of Series A Preferred Stock to its shareholders.

The following table sets forth, as of March 12, 2018, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 209,685,734 shares of common stock and 10,000,000 shares of the Series A Preferred Stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership(2)
Directors and Officers:
Joseph Snyder	2,400,000	19.9%
Christopher Brown	2,400,000	19.9%
Cynthia Tanabe	2,400,000	19.9%
Kyle Kummerle	750,000	6.2%
BVMH Enterprises, LLC(3)	1,300,000	11%
Glenn Clyde Suydam	750,000	6.2%
All executive officers and directors as a group (4 persons)	7,950,000	65.9%

(3)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)

Based upon 1,209,685,734 shares issued and outstanding, when fully converted.

(3)

BVMH Enterprises, LLC is managed by Valerie Miller.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Item 5.02 –  Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On March 7, 2018, Mr. Jason Fierro resigned as the Corporation’s sole Officer and Director. His resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.  His resignation letter is attached as an exhibit as part of this Current Report on Form 8-K.

On March 7, 2018, Mr. Joseph Snyder was appointed to the Company’s Board of Directors and as the Company’s President, Chief Executive Officer.

On March 7, 2018, Ms. Cyntia Tanabe, was appointed to the Company’s Board of Directors and as the Company’s Chief Financial Officer, Treasurer, and Secretary.

On March 7, 2018, Mr. Christopher Brown, was appointed to the Company’s Board of Directors and as the Vice President.

On March 7, 2018, Mr. Kyle Kummerle was appointed to the Company’s Board of Directors.

The following sets forth biographical information for Mr. Joseph Snyder, Ms. Cynthia Tanabe, Mr. Christopher Brown, and Mr. Kyle Kummerle are set forth below:

Joseph Snyder, Age 36: Mr. Snyder, our President, CEO and Director, began his career with the learning of sales and team management techniques. Joseph, is currently and has been the CEO of a digital development operations and strategy consulting firm, for the last three years. Prior to that Joseph was the CEO of an insurance agency from 2006 until 2015. Mr. Snyder, now has eighteen years of sales, team management, risk management, financial services, investment, mergers and acquisitions as well as philanthropic experience. He has built multiple private companies from incorporation to millions in revenue and value over his career, he has also acquired national multi-million-dollar businesses and has served as a County Commissioner in Kern County, California. Due to his encompassing knowledge and successes the Board of Directors believes that Mr. Snyder’s vision for the Company combined with his experience and business acumen would be a powerful asset to the success and growth of the Company.

Cynthia Tanabe, Age 55: Mrs. Cynthia Tanabe, began her investment career in 1986 and is currently the owner and head broker of Desert View Realty in Arizona, since its incorporation. Cynthia has over thirty years of real estate investment, property management and transaction management in the real estate industry. She formed the base of her financial and investment knowledge working for various mid and large size companies; wherein, she focused on financial compliance, national payroll management and company asset allocations. Our Board of Directors believes that Mrs. Tanabe’s real estate and accounting knowledge as well as her business acumen would be a valuable strategic asset as a Director, Chief Financial Officer and as our Secretary.

Christopher Brown, Age 32: Mr. Christopher Brown our Director and Chief Operations Officer, began his career serving in the United States Air Force. After completing his service, Mr. Brown earned a dual B.S. degree in Computational Mathematics and Biochemistry from the Arizona State University, in 2013. Since graduating Mr. Brown has been building a developmental operations and digital strategy consulting firm as its Founder and Chief Technology Officer, for the past three years, where he his duties include overseeing the internal and client projects that are primarily focused on AWS cloud services, blockchain technology development and integration, and dapp development on the Ethereum blockchain platform.  Mr. Brown, is well-versed in leading teams for the development and deployment of smart contracts on the Ethereum and other blockchain platforms. Our Board of Directors believes that Mr. Brown’s security based strategic approach to software and company development combined with his experience and education would be great asset and bring strong value to the Company.

Kyle Kummerle, Age 29: Mr. Kummerle is currently the head of business development for Tectonic Engineering and Surveying Consultants, P.C., where he has worked since 2002.  Kyle has successfully assisted in building that company to a Top 15 Telecommunications firm and Top 150 Engineering firm during his tenure there. Mr. Kummerle also has experience in acquiring capital and mentoring companies, as he has worked with nearly thirty real estate start-up businesses, which he has scaled up into successful businesses, with a core focus’ on gentrification and redevelopment.  Due to Mr. Kummerle’s extensive experience with start-ups and in the small business world the Company is proud to bring him on as one of its Directors.

The Corporation has not entered into any compensatory agreement with any of the newly appointed directors at this time but may do so in the future.

Item  8.01 – Other Events

On March 8, 2018, Board of Directors of the Company authorized a change of address, the new address is:

18716 East Old Beau Trail

Queen Creek, Arizona 85142

Item 9.01 –  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.01	Form of Consulting Agreement by and between the Company and MJ Holdings, Inc., dated March 9, 2018.
10.02	Convertible Note by and between the Company and MJ Holdings, Inc., Dated March 9, 2018.
10.03	Form of Stock Purchase Agreement by and between MJ Holdings, Inc. and the Company, dated March 6, 2018.
17.01	Letter of Resignation from Mr. Jason Fierro, dated March 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

No Borders, Inc. Date: March 20, 2018 By: /s/ Joseph Snyder Joseph Snyder Chief Executive Officer

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